Exhibit 4.12

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 30, 2010 and effective as of July 2, 2010, among GPACSUB LLC, a Delaware limited liability company (the “New Guarantor”), Graham Packaging Company, L.P., a Delaware limited partnership (the “Company”), GPC Capital Corp. I, a Delaware corporation (the “Corporate Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereto and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS the Issuers, the Guarantors and the Trustee have heretofore executed an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of November 24, 2009, providing for the issuance of the Issuers’ 8  1/4% Senior Notes due 2017 (the “Notes”), initially in the aggregate principal amount of $253,378,000;

WHEREAS Section 10.07 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Notes pursuant to a Senior Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and mutual covenants herein contained and intending to be legally bound, the New Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuers’ obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GPACSUB LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GPC CAPITAL CORP. I

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING COMPANY, L.P.
By: GPC Opco GP, LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING HOLDINGS COMPANY
By: BCP/Graham Holdings LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Assistant Treasurer

GPC SUB GP LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING LATIN AMERICA, LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING POLAND, L.P.
By: GPACSUB LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM RECYCLING COMPANY, L.P.
By: GPC Sub GP LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING FRANCE PARTNERS
By: Graham Packaging Company, L.P., its partner
By: GPC Opco GP LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING WEST JORDAN, LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING ACQUISITION CORP

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING PLASTIC PRODUCTS INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING PET TECHNOLOGIES INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING REGIOPLAST STS INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer and Secretary

GRAHAM PACKAGING INTERNATIONAL PLASTIC PRODUCTS INC.

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING LEASING USA LLC

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM PACKAGING COMERC USA LLC

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING CONTROLLERS USA LLC

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING TECHNOLOGICAL SPECIALTIES LLC

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

GRAHAM PACKAGING MINSTER LLC

By:	/s/ David W. Bullock
Name:	David W. Bullock
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Mary Miselis
Name:	Mary Miselis
Title:	Vice President